Exhibit 99.1

PURE Bioscience Reports Fiscal First Quarter 2025

Financial Results

EL CAJON, Calif. - (December 16, 2024) – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal first quarter ended October 31, 2024.

Summary of Results – Fiscal First Quarter Operations

●	Net product sales were $555,000 and $718,000 for the fiscal first quarters ended October 31, 2024 and 2023, respectively. The decrease of $163,000 was attributable to budgetary constraints of a large end-use customer.
●	Net loss for the fiscal first quarter ended October 31, 2024, was $689,000, compared to $735,000 for the fiscal first quarter ended October 31, 2023.
●	Net loss, excluding share-based compensation, for the fiscal first quarter ended October 31, 2024, was $632,000, compared to $655,000 for the fiscal first quarter ended October 31, 2023.
●	Net loss per share was ($0.01) for the fiscal first quarter ended October 31, 2024 and 2023, respectively.

Robert Bartlett, Chief Executive Officer, stated, “To expand on my recent comment from October 29th, we are continuing to diligently grow our business strategy with key distributors. Although this process is taking longer than expected, it allows us to broaden our product offerings across a larger customer base in the food and beverage industry. Significant resources are being dedicated to onboarding new distributors, providing the necessary training, and ensuring the proper marketing of our products, which will continue into 2025. This year’s first-quarter revenue was anticipated to be lower than the previous year due to an unexpected interruption in the flow of products to one of our major customers in 2024 and the lack of replacement revenue thus far,” concluded Bartlett.

About PURE Bioscience, Inc.

PURE is committed to redefining chemical safety through its innovative technology. With a focus on efficacy and effectiveness, PURE develops advanced solutions that meet the highest safety standards and produce best-in-class results for its consumers and distributors. PURE continues to focus on developing and commercializing our proprietary antimicrobial products, primarily in the food and beverage industry. We provide solutions to combat the health and environmental challenges of pathogens and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This broad-spectrum, non-toxic antimicrobial agent formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity, and mitigation of bacterial resistance. PURE’s mailing address is 771 Jamacha Rd. #512, El Cajon, California 92019 (San Diego County area), serving as its official address for all business requirements. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2024 and Form 10-Q for the fiscal first quarter ended October 31, 2024. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	October 31, 2024	July 31, 2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$346,000	$349,000
Accounts receivable	371,000	298,000
Inventories, net	72,000	56,000
Restricted cash	75,000	75,000
Prepaid expenses	47,000	27,000
Total current assets	911,000	805,000
Property, plant and equipment, net	13,000	13,000
Total assets	$924,000	$818,000
Liabilities and stockholders’ deficiency
Current liabilities
Accounts payable	$718,000	$601,000
Accrued liabilities	193,000	132,000
Total current liabilities	911,000	733,000
Long-term liabilities
Convertible notes payable to related parties	3,509,000	2,949,000
Total long-term liabilities	3,509,000	2,949,000
Total liabilities	4,420,000	3,682,000
Commitments and contingencies
Stockholders’ deficiency
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000,000 shares authorized, 111,856,473 shares issued and outstanding at October 31, 2024, and July 31, 2024	1,119,000	1,119,000
Additional paid-in capital	132,669,000	132,612,000
Accumulated deficit	(137,284,000)	(136,595,000)
Total stockholders’ deficiency	(3,496,000)	(2,864,000)
Total liabilities and stockholders’ deficiency	$924,000	$818,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended
	October 31,
	2024	2023
Net product sales	$555,000	$718,000
Royalty revenue	1,000	4,000
Total revenue	556,000	722,000
Cost of goods sold	231,000	280,000
Gross Profit	325,000	442,000
Operating costs and expenses
Selling, general and administrative	881,000	1,073,000
Research and development	71,000	80,000
Total operating costs and expenses	952,000	1,153,000
Loss from operations	(627,000)	(711,000)
Other income (expense)
Interest expense to related parties, net	(62,000)	(24,000)
Total other income (expense)	(62,000)	(24,000)
Net loss	$(689,000)	$(735,000)
Basic and diluted net loss per share	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,856,473	111,856,473

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Deficiency

(Unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficiency
Balance July 31, 2024	111,856,473	$1,119,000	$132,612,000	$(136,595,000)	$(2,864,000)
Share-based compensation expense - stock options	—	—	57,000	—	57,000
Net loss	—	—	—	(689,000)	(689,000)
Balance October 31, 2024 (Unaudited)	111,856,473	$1,119,000	$132,669,000	$(137,284,000)	$(3,496,000)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficiency
Balance July 31, 2023	111,856,473	$1,119,000	$132,398,000	$(133,245,000)	$272,000
Share-based compensation expense - stock options	—	—	80,000	—	80,000
Net loss	—	—	—	(735,000)	(735,000)
Balance October 31, 2023 (Unaudited)	111,856,473	$1,119,000	$132,478,000	$(133,980,000)	$(383,000)

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	October 31,
	2024	2023
Operating activities
Net loss	$(689,000)	$(735,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	57,000	80,000
Depreciation	—	37,000
Changes in operating assets and liabilities:
Accounts receivable	(73,000)	(62,000)
Inventories	(16,000)	(16,000)
Prepaid expenses	(20,000)	(39,000)
Accounts payable and accrued liabilities	178,000	274,000
Interest on note payable	60,000	21,000
Net cash used in operating activities	(503,000)	(440,000)
Financing activities
Net proceeds from note payable to related parties	500,000	785,000
Net cash provided by financing activities	500,000	785,000
Net increase (decrease) in cash and cash equivalents, and restricted cash	(3,000)	345,000
Cash and cash equivalents, and restricted cash at beginning of period	424,000	1,170,000
Cash and cash equivalents, and restricted cash at end of period	$421,000	$1,515,000
Reconciliation of cash and cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$346,000	$1,440,000
Restricted cash	75,000	75,000
Total cash and cash equivalents and restricted cash	$421,000	$1,515,000